SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012 (December 27, 2012)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Knight Capital Group, Inc.

Current Report on Form 8-K

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 27, 2012, the Company held a special meeting of stockholders. The following matter set forth in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on November 19, 2012 (the “Proxy Statement”), was voted on at the Company’s special meeting of stockholders and the result of such voting is indicated below.

The Knight Capital Group, Inc. Amended and Restated 2010 Equity Incentive Plan (the “Amended 2010 Plan”) was approved. Voting results on this proposal were as follows:

FOR: 247,159,384 (87.88%)	AGAINST: 29,173,968 (10.37%)	ABSTAIN: 4,934,785 (1.75%)

The adoption of the Amended 2010 Plan required the affirmative vote of a majority of the aggregate number of shares of the Company’s Class A Common Stock (“Common Stock”) and Series A-1 Preferred Stock (voting on an as-converted into Common Stock basis) voted on the proposal.

Under applicable Delaware law, abstentions had the effect of votes against the proposal. No BROKER NON-VOTES were cast on this matter.

Further information regarding this matter is contained in the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: December 28, 2012

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Deputy General Counsel and Assistant Secretary